CERTIFICATE OF MERGER

     Webtech International Investors Group, Incorporated (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:
     FIRST: That the Corporation is the owner and holder of all of the issued and outstanding common stock of DT Solutions, Inc., a Georgia corporation;
     SECOND: That on August 6, 2001, the following resolutions were approved by the Board of Directors of the Corporation pursuant to Sections 253(a) and (b) of the General Corporation Law of the State of
Delaware:
     "RESOLVED, that DT Solutions, Inc., a Georgia corporation and wholly-owned subsidiary of the Corporation, shall merge with and into the Corporation, with the Corporation being the surviving corporation in such merger, with the Corporation assuming all of said subsidiary's debts, liabilities and obligations, and with the effective date of said merger being the date of filing of a Certificate of Ownership and Merger with the State of Delaware pursuant to Section 253(a) of the Delaware General Corporation Law;
     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:
     "FIRST:  The name of the corporation shall be DT Solutions, Inc."
     THIRD: That said amendments were duly adopted in accordance with the provisions of Sections 251 and 253 of the General Corporation Law of the State of Delaware.
     FOURTH: That the capital of said corporation shall not be reduced under or by reason of the merger described above or the amendment described above.
     IN WITNESS WHEREOF, said Webtech International Investors Group, Incorporated has caused this certificate to be signed by Anthony Albertini, an authorized officer, this 6th day of August, 2001.

                              By: _________________________________
                              Name: Anthony Albertini
                              Title: Chairman of the Board, President,
                              and Chief Executive Officer



                              UNANIMOUS WRITTEN CONSENT
                             BY THE BOARD OF DIRECTORS OF
                        WEBTECH INTERNATIONAL INVESTORS GROUP,
                                     INCORPORATED
                                IN LIEU OF A MEETING

     Pursuant to the General Corporation Law of the State of Delaware, as amended, which provides that any action required to be taken at a meeting of the board of directors of a Delaware corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors, the undersigned, being all of the directors of Webtech International Investors Group, Incorporated, a Delaware corporation (the "Corporation"), do hereby waive any and all notices that may be required to be given with respect to a meeting of the directors of the Corporation and do hereby take, ratify, affirm, and approve the following actions:

     WHEREAS, the Corporation owns all of the issued and outstanding common stock of DT Solutions, Inc., a Georgia corporation;
     WHEREAS, it is in the best interests of the Corporation to simplify its corporate structure by merging DT Solutions, Inc. with and into the Corporation, and changing the Corporation's name to DT Solutions, Inc.; it is therefore
     RESOLVED, that DT Solutions, Inc., a Georgia corporation and wholly-owned subsidiary of the Corporation, shall merge with and into the Corporation, with the Corporation being the surviving corporation in such merger, with the Corporation assuming all of said subsidiary's debts, liabilities and obligations, and with the effective date of said merger being the date of filing of a Certificate of Ownership and Merger with the State of Delaware;
     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:
     "FIRST: The name of the corporation shall be DT Solutions, Inc." RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to take all such further actions and to execute and deliver all such instruments and documents in the name and on behalf of the Corporation, and under its corporate seal or otherwise, as in their judgment shall be necessary, proper, or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

     The undersigned, being all of the directors of the Corporation, hereby unanimously consent to, approve, and adopt the foregoing actions as of the 6th of August, 2001, notwithstanding the actual date of the signing.

(SIGNATURE PAGE FOLLOWS)
                                              _________________________
                                              Anthony Albertini


                                              _________________________
                                              Michael Brewton


                                              _________________________
                                              June M. Cuba


                                              _________________________
                                              Dawn DeCarlo


                                              _________________________
                                              Farid Sadri